UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 17, 2005

IAS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21255	91-1063549
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1103 – 11871 HORSESHOE WAY
RICHMOND, BRITISH COLUMBIA V7A 5H5, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number,including area code)

Copies to:
James Vandeberg
The Otto Law Group, PLLC
900 Fourth Avenue, Suite 3140, Seattle, Washington 98164
Tel. (206) 262-9545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

WEST VIRGINIA UNIVERSITY RESEARCH CORPORATION
NON-EXCLUSIVE LICENSE AGREEMENT

On March 17, 2005, IAS Communications, Inc. ("we" or "IAS") closed on a transaction pursuant to which we entered into a Non-Exclusive License Agreement with West Virginia University Research Corporation (“WVURC”) regarding the CTHA technology sublicense.

We obtained the rights to the CTHA through a series of transactions. Dr. James E. Smith ("Dr. Smith"), a tenured professor at West Virginia University ("WVU"), directed the research and development of CTHA utilizing WVU's facilities and funding. Under Dr. Smith's employment agreement with WVU, the patentable ideas for the CTHA were assigned to WVURC and became its property on April 12, 1994. An exclusive worldwide license was granted by WVURC to Integral Concepts, Inc. (ICI"), a corporation owned and controlled by Dr. Smith, to manufacture the CTHA and sublicense others to manufacture, market, sell copies of, license and distribute the CTHA.

On July 10, 1995, ICI granted an exclusive worldwide sublicense to us. The term of the sublicense, subject to compliance of the terms thereof, is perpetual and requires the payment of a minimum annual royalty of $3,000.

IAS and WVURC agree to license the CTHA technology back to IAS on a nonexclusive basis for the worldwide rights. IAS will continue to pay a minimum royalty fee of US$3,000 to WVURC and a royalty of 10% of the net sales, whichever is greater.

WEST VIRGINIA UNIVERSITY RESEARCH CORPORATION SETTLEMENT AND RELEASE AGREEMENT

In addition, effective March 17, 2005, we entered into a settlement and release agreement with West Virginia University Research Corporation. WVRUC agrees to waive the US$315,778.50 research and development payment due from IAS in consideration for the termination of the IAS sublicense agreement with ICI. IAS will unconditionally release and discharge WVURC and related parties from all claims IAS may have against them.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

INTEGRAL CONCEPTS INC. SETTLEMENT AND RELEASE AGREEMENT

Effective March 17, 2005, we entered into a settlement and release agreement with Integral Concepts Inc. (“ICI”) to terminate the exclusive worldwide sublicense granted to the Company by ICI.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)	PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)	EXHIBITS.

Pursuant to Instruction 2 to Item 601(b)(10) of Regulation S-B, if a material contract is executed or becomes effective during the reporting period reflected by a Form 10-QSB or Form 10-KSB, it shall be filed as an exhibit to the Form 10-QSB or Form 10-KSB filed for the corresponding period. Accordingly, the above referenced material agreements shall be filed with the Company’s 10- KSB.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 24, 2005	IAS Communications, Inc.

By: /s/ John G. Robertson
________________________________________________________
John G. Robertson, President
(Principal Executive Officer)